UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2016

CIDARA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36912	46-1537286
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6310 Nancy Ridge Drive, Suite 101

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 752-6170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On August 29, 2016, Dirk Thye, M.D., resigned from his position as Chief Medical Officer of Cidara Therapeutics, Inc. (“Cidara”), effective as of September 2, 2016. Accordingly, the Employment Letter Agreement by and between Cidara and Dr. Thye dated July 15, 2014 will terminate as of September 2, 2016.

The disclosure set forth under Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On August 29, 2016, Dr. Thye resigned from his position as Chief Medical Officer of Cidara, effective as of September 2, 2016.

Dr. Thye has accepted a position as Chief Executive Officer of Agenovir Corporation, a company using computationally engineered nuclease technology for research and development programs.

Cidara has named Taylor Sandison, M.D., M.P.H., to the position of Vice President, Clinical Development and Acting Chief Medical Officer, effective as of September 2, 2016. Dr. Sandison has been with Cidara since October 2015. Prior to joining Cidara, Dr. Sandison was Senior Medical Director at Merck from February 2015 to October 2015 after Merck’s acquisition of Cubist Pharmaceuticals, Inc. Dr. Sandison was Senior Medical Director at Cubist from July 2014 to January 2015 after Cubist’s acquisition of Trius Therapeutics, Inc. Dr. Sandison joined Trius in April 2013 as Director of Clinical Science. Prior to Trius, Dr. Sandison held positions of increasing responsibility, including Director, Medical Affairs, at Novartis Diagnostics from 2010-2013, while simultaneously being a member of the Clinical Adjunct Faculty in the Department of Medicine at Stanford University. Prior to that, he was a faculty member in the Division of Infectious Diseases at the University of Washington School of Medicine. Dr. Sandison received B.S. and B.A. degrees from Dartmouth College, and M.D. and M.P.H. degrees from the University of Washington. He completed his residency training at the University of Colorado and his fellowship training at the University of Washington. Dr. Sandison holds Board Certifications in Infectious Diseases and Internal Medicine.

In connection with Dr. Thye’s resignation, Cidara and Dr. Thye entered into a Consulting and Independent Contractor Agreement effective as of September 2, 2016 (the “Consulting Agreement”) under which Dr. Thye will provide medical, clinical and/or regulatory advisory services at the direction of Cidara. The sole consideration for the provision by Dr. Thye of such services will be the continued vesting of Dr. Thye’s unvested restricted stock and other equity awards under Cidara’s equity incentive plans during the term of the Consulting Agreement. The initial term of the Consulting Agreement is through December 31, 2016, but the Consulting Agreement will automatically be renewed for successive six-month terms unless either party notifies the other party of its intention to terminate the Consulting Agreement in writing at least 30 days in advance of the expiration of the then-current term. In addition, either party may terminate the Consulting Agreement upon 30 days’ prior written notice to the other party.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of such Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Consulting and Independent Contractor Agreement between Cidara Therapeutics, Inc. and Dirk Thye, M.D., effective as of September 2, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2016	CIDARA THERAPEUTICS, INC.

	By:	/s/ Jeffrey L. Stein, Ph.D.
	Name:	Jeffrey L. Stein, Ph.D.
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting and Independent Contractor Agreement between Cidara Therapeutics, Inc. and Dirk Thye, M.D., effective as of September 2, 2016.

4